Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PHINIA Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of such officer's knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2026

By: /s/ Brady D. Ericson
Brady D. Ericson
President and Chief Executive Officer

By: /s/ Chris P. Gropp
Chris P. Gropp
Vice President and Chief Financial Officer

This certification accompanies the Report and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to, and will be retained by, the Company and furnished to the Securities and Exchange Commission or its staff upon request.